OFFICE LEASE AGREEMENT

By and Between

Lentex Amarillo, LP,
a Delaware limited partnership
("Landlord")

and

AccuPoll, Inc.
a Delaware corporation
("Tenant")

TABLE OF CONTENTS

LEASE AGREEMENT

THIS LEASE AGREEMENT (the "Lease") is made and entered into this **18th** day of **December, 2002**, by and between the Landlord and Tenant hereinafter named.

1. Definitions and Basic Provisions.

The terms defined below shall have the respective meanings stated when used elsewhere in this Lease, and such terms and the following basic provisions constitute an integral part of this Lease:

(a) "Landlord": Loutex Amarillo, LP, a Delaware limited partnership

(b) "Tenant": AccuPoll, Inc., a Delaware corporation

(c) "Premises": certain space in Landlord's building (the "Building") commonly known as **Bank One Center** existing on that certain tract of land (the "Land") situated in the County of Potter, State of Texas and being described on Exhibit "A" which is attached hereto and made a part hereof for all purposes. The Building and the Land are collectively referred to herein as the "Project". Said space is on the **Eighteenth (18th)** floor of the Building and shall be designated Suite **1804**, as shown on the floor plan attached hereto as Exhibit "B" and made a part hereof for all purposes, and is deemed to contain approximately **2,614** square feet of rentable space.

(d) "Lease Term": a period of sixty (60) months, commencing on **January 1, 2003** (the "Commencement Date") and ending on **December 31, 2007**.

(e) "Base Rental": **$2,135.00** per month for months one (1) through twelve (12) of the the Lease Term; **$2,245.00** per month for months thirteen (13) through twenty-four (24) of the Lease Term; $2,355.00 per month for months twenty-five (25) through thirty-six (36) of the Lease Term; **$2,465.00** per month for months thirty-seven (37) through forty-eight (48) of the Lease Term; and **$2,575.00** per month for months forty-nine (49) through sixty (60) of the Lease Term, which Tenant agrees to pay to Landlord at Landlord's office in monthly installments, in advance and without demand on the first day of each calendar month during and throughout the stated term of this Lease.

(f) "Prepaid Rental": **$2,135.00**, representing payment of Base Rental for the first month of the Lease Term, payable to Landlord concurrently with the execution of this Lease.

(g) "Security Deposit": $2,575.00, payable to Landlord concurrently with the execution of this Lease.

(h) "Sole Permitted Use": General office use, subject to the other provisions hereof.

(i) "Base Expense Amount": An amount equal to the actual Building Operating Expenses per square foot of rentable space in the Building for calendar year **2003**, determined pursuant to the provisions of Paragraphs 4(c) and 4(d) of this Lease.

(j) ~~"Plan Approval Date": the date fifteen (15) days following the date of execution of this Lease.~~

(k) "Leasing Agent": Coldwell Banker Commercial First Equity, Realtors (Landlord's Agent)

(l) "Riders": Rider(s) No. 101, 102, and 103 which are attached hereto and initialed by both Landlord and Tenant for identification, contain additional provisions of this agreement and are hereby incorporated in, and made a part of, this Lease.

2. Lease of Premises.

In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the terms, covenants, and conditions hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord, the Premises for the Lease Term specified herein, all upon and subject to the terms and conditions set forth herein. Tenant hereby agrees that the number of square feet of rentable space specified in Paragraph 1(c) of this Lease is irrevocably binding and conclusive for all purposes under this Lease. This Lease and the obligations of Landlord hereunder are conditioned upon faithful performance by Tenant of all of the agreements and covenants herein set out and agreed to by Tenant.

3. Services by Landlord.

Landlord agrees to furnish the following services to the Premises, as long as Tenant is not in default, all of such services to be at Landlord's cost and expense except as specifically provided to the contrary elsewhere in this Lease:

(a) Hot, cold, and refrigerated water at those points of supply provided for general use of tenants in the Building;

(b) Heated and refrigerated air conditioning in season during usual and customary business hours of the Building, at such time as Landlord normally furnishes these services to all tenants of the Building, and at

such temperature and in such amounts as are considered by Landlord to be standard, such service at night and on Saturday afternoons, Sundays and holidays (as defined in Exhibit "C" attached hereto and made a part hereof) to be furnished only at the request of Tenant, who shall bear the entire cost thereof. Whenever machines or equipment that generate abnormal heat and affect the temperature otherwise maintained by the air conditioning system are used in the Premises, Landlord shall have the right to install supplemental air conditioning units in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord on demand. **Additionally, Tenant and Landlord acknowledge the presence of a supplemental air conditioning unit, installed overhead in the computer/equipment room. Furthermore, both parties agree that Tenant shall be responsible for routine maintenance of such air conditioning unit, at Tenant's sole cost and expense;**

(c) Elevator service in common with other tenants for ingress and egress from the Premises, provided that Landlord may reasonably limit the number of elevators to be in operation at night after usual and customary business hours and on Saturdays, Sundays and holidays;

(d) Such janitorial cleaning services as may, in the judgment of Landlord, be reasonably required; and

(e) Electric current in the manner and to the extent deemed by the Landlord to be standard for office use.

Failure to any extent to furnish or any stoppage of these defined services resulting from any cause whatsoever shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement contained herein. Should any malfunction of the Building improvements or facilities occur for any reason, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate or abatement of rent or damages on account of such malfunction or of any interruption in service occasioned thereby or resulting therefrom.

4. Adjustment of Base Rental.

The Base Rental payable hereunder shall be adjusted upward from time to time in accordance with the following provisions:

(a) Tenant's Base Rental is based, in part, upon the assumption that Landlord is contributing as its share of the annual Operating Expenses (as defined in Paragraph 4(d) hereof) of the Project an amount equal to (i) the Base Expense Amount multiplied by (ii) the rentable space in the Premises. Tenant shall during the term of this Lease pay as an adjustment to Base Rental hereunder an amount (per each square foot of rentable space within the Premises) equal to the excess ("Excess") from time to time of actual Operating Expenses per square foot of the Building over the Base Expense Amount. Prior to the commencement of each calendar year of Tenant's occupancy, Landlord shall make a good faith estimate of the Excess for such upcoming calendar year and upon thirty (30) days written notice to Tenant may require the monthly payment of Base Rental to be adjusted in accordance with such estimate. Tenant's proportionate share of any such estimated Excess shall be payable in equal monthly installments over the remaining months of the calendar year after notice of estimate is delivered to Tenant. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Paragraph 4(b) when actual Operating Expenses are available for each calendar year. Tenant's proportionate share of any Excess for the calendar year during which this Lease commences shall be paid by Tenant at the end of such year, after receipt by Tenant of the statement described in Paragraph 4(b) hereof.

(b) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for the previous calendar year. If for any calendar year additional Base Rental collected for the prior year, as a result of Landlord's estimate of the Excess, is in excess of the additional Base Rental actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against rentals due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

(c) Notwithstanding any language herein seemingly to the contrary, if for any time period in question the Building is less than 95% occupied, Landlord shall extrapolate (increase) those elements of Operating Expenses that vary based on occupancy rate of the Building as though the Building were 95% occupied. Such adjustment shall likewise be made to the Base Expense Amount set forth in Paragraph 1(i) hereof.

(d) The term "Operating Expenses" shall mean all costs of management, operation, and maintenance of the Land, the Building (including the parking garage beneath the Building), and all other improvements on the Land and all appurtenances thereto, all accrued and based on an annual period consisting of a calendar year, as determined by generally accepted accounting principles. By way of illustration but not limitation, Operating Expenses shall include expenditures for maintenance and repairs; a reasonable amortization of any capital expenditures incurred by Landlord to (i) effect a reduction in the Operating Expenses of the Building, or (ii) keep the Building in compliance with all applicable governmental rules and regulations from time to time; assessments and governmental charges (including taxes on rents or services); ad valorem property taxes with respect to such year; charges for utilities, including electricity, water, sewerage, and gas; cleaning, including supplies, janitorial services and pest control; licenses, permits and inspection fees; refuse collection; insurance; administrative expenses, including salaries and other expenses for labor and management (including a reasonable allocation of a portion of the expense of a regional property manager),

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office equipment, telephone, supplies, and the fair market rental of the Building manager's offices; management fees payable by Landlord with respect to the Land and Building; fire protection; snow and ice removal; landscape maintenance; professional services; and security. The following shall be excluded from Operating Expenses: excess electricity which is billed to tenants as provided in Paragraph 5 below; depreciation; capital expenditures, except as specifically set forth in this Lease; cost of Building alterations or renovations for other tenants in the Building; advertising; commissions paid for leasing; cost of repairs occasioned by fire, windstorm, or other casualty (but only to the extent reimbursed by insurance proceeds); and wages, salaries, or other compensation paid to any executive above the grade of building manager (except for a reasonable allocation of a portion of the expense of a regional property manager).

(e) Tenant shall pay as additional Rent all licenses, permit fees, charges, and other fees of every kind and nature as and when they become due arising out of or in connection with Tenant's use and occupancy of the Premises and the Building (including the parking garages, if any), including but not limited to license fees, business license taxes, and privilege, sales, excise, or other taxes (other than income) imposed upon Rent or upon services provided by Landlord or upon Landlord in an amount measured by Rent received by Landlord.

5. Additional Electricity.

If Landlord, in its sole discretion, believes that Tenant is consuming more than its proportionate share of electrical power supplied to the Building (whether by reason of type of usage, hours of operation, heat generation or otherwise), Landlord may have an electrical power consumption survey conducted with respect to the Premises by a qualified electrical engineer selected by Landlord for the purpose of establishing as closely as reasonably possible Tenant's average monthly consumption of electricity (including its proportionate share of electrical power attributable to all common areas of the Building, including lobbies, corridors, elevators, and restrooms), which consumption shall be expressed by such engineer in terms of kilowatt hours per month. Tenant agrees to pay to Landlord within ten (10) days after receipt of any such monthly statement the amount, if any, by which (i) the product of the number of kilowatt hours estimated by such engineer to be consumed by Tenant, multiplied by the average rate paid by Landlord for one kilowatt hour, exceeds (ii) the amount of Tenant's proportionate share of the charges for electrical power supplied to the Building for such month, as provided above.

Without Landlord's prior written consent, Tenant shall not install any equipment (such as tabulating and computing equipment) in the Premises that will require any electrical current or equipment for its use other than that supplied by Landlord for normal office usage, and the cost of special electrical installations approved by Landlord shall be paid by Tenant.

6. Payments – Performance.

Tenant agrees to pay all rents and sums provided to be paid by Tenant hereunder at the times and in the manner herein provided, without any set-off or counterclaim whatsoever. Should this Lease commence on a day other than the first day of a calender month or terminate on a day other than the last day of a calendar month, the rent for such partial month shall be proportionately reduced. The Base Rental for the first partial month, if any, shall be payable at the beginning of said period. Should Tenant, with Landlord's consent, occupy the Premises prior to the beginning of the term set forth herein, all provisions of this Lease shall be in full force and effect from the commencement of such occupancy and the rent for such early period shall be at the monthly rate above provided. Such prior occupancy shall not, however, shorten the term of this Lease, but to the contrary, this Lease shall continue in full force and effect until the termination date stated herein, unless sooner terminated as herein provided. The obligation of Tenant to pay such rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not, shall release Tenant from the obligation to pay rent. Time is of the essence in the performance of all of Tenant's obligations hereunder. Any amount which becomes owing by Tenant to Landlord hereunder shall bear interest at the highest lawful rate per annum from the due date until paid, unless there is no maximum rate of interest provided by law with respect to such amount, in which event such amount shall bear interest at the rate of one and one-half percent (1-1/2%) per month from the due date until paid. In addition, Tenant shall pay a late charge in the amount of ten percent (10%) of any installment of rental hereunder which is not paid within five (5) days of the date on which it is due hereunder.

7. Tenant Plans and Specifications - Installation of Improvements.

Final working drawings of all improvements that Tenant desires to have installed in the Premises must have been submitted to and approved by Landlord and its architects and engineers not later than the Plan Approval Date. The final working drawings shall be in compliance with all applicable laws and ordinances, shall be in a form commonly used in the Building for construction purposes, and shall be signed by Tenant and Landlord. Landlord agrees to review such drawings promptly after they are submitted to Landlord and agrees that approval thereof will not be unreasonably withheld. Landlord will install or cause to be installed in the Premises all improvements shown on the approved working drawings upon the terms and conditions set forth in Exhibit "D" attached hereto and made a part hereof.

8. Completion of Improvements and Commencement of Rent.

If the Premises are not ready for occupancy by Tenant on the Commencement Date, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect; provided that, if the Premises are not ready for occupancy on the Commencement Date because of (i) the failure of Tenant to furnish final working drawings approved by Landlord or to pay to Landlord the entire cost of installing Tenant's excess improvements as provided in Paragraph 7 above, or any other default, delay or omission by Tenant, or (ii) any delay in the installation of Tenant's leasehold improvements resulting from any request by Tenant for changes in or additions to the work called for by Tenant's final working drawings (herein collectively referred to as "Tenant Delays"), then the rent hereinabove provided shall nevertheless be paid by Tenant from and after the Commencement Date. If the Premises are not ready for occupancy on the Commencement Date because of delays caused by Landlord (i.e., delays other than Tenant Delays), the rent hereinabove provided shall abate and not commence until the date the leasehold improvements to the Premises are substantially complete; but such abatement of rent shall constitute full settlement of all claims that Tenant might

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otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Commencement Date because of delays caused by Landlord. If the Premises are not ready for occupancy by Tenant on the Commencement Date, the term of this Lease may be extended, at Landlord's option, by the same number of days of any such delay.

9. Waiver by Tenant.

Tenant waives and surrenders for itself and for all persons or entities claiming by, through, and under it, including creditors of all kinds: (A) any right and privilege which it or any of them has under any present or future constitution, statute, or rule of law to redeem the Premises or to have a continuance of this Lease for the Lease Term after termination of Tenant's right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease, (B) the benefits of any present or future constitution, statute, or rule of law that exempts property from liability for debt or for distress of rent, (C) any provision of law relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent, (D) any rights, privileges, and liens set out under Sections 91.004 and 93.003 of the Texas Property Code (as amended), and Tenant exempts Landlord from any liability or duty thereunder; and (E) any rights of Tenant to contest reappraisals or valuations of the Building and the Land (but not ad valorem taxes on Tenant's personal property in the Premises) under Sections 41.413 and 42.015 of the Texas Property Tax Code.

10. Repairs and Re-Entry.

Tenant will, at Tenant's own cost and expense, maintain and keep the Premises and any alterations and additions thereto in sound condition and good repair, and shall pay for the repair of any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, employees and invitees. Tenant's repair and maintenance obligation also applies to any supplemental air conditioning units in the Premises; provided, however, at Tenant's request, Landlord will replace filters in such supplemental units. The performance by Tenant of its obligation to maintain and make repairs shall be conducted only by contractors approved by Landlord after plans and specifications have been approved by Landlord. Tenant will not commit or allow any waste or damage to be committed on any portion of the Premises, and upon the termination of this Lease by lapse of time or otherwise Tenant shall deliver up the Premises to Landlord in as good condition as at date of possession, ordinary wear and tear excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Premises. Without diminishing this obligation of Tenant, if Tenant fails to make any repairs and replacements within 15 days after the occurrence of the damage or injury, Landlord may, at its option, make the repairs and replacements and Tenant shall pay Landlord on demand as additional Rent the costs incurred by Landlord plus an administrative fee equal to ten percent (10%) of the costs. Notwithstanding the foregoing provisions of this Paragraph 10, any repairs to the Premises or the Building that are necessitated because of any damage caused by fire or other casualty shall be governed by the provisions of Paragraph 24 below. Landlord shall be responsible for maintenance to the exterior, structural and common areas of the Building.

11. Assignment and Subletting.

(a) Tenant shall not mortgage or otherwise encumber this Lease or any right hereunder or interest herein. Tenant may not, without Landlord's prior written consent, except as specified in subparagraph 11(b) below; (1) assign or transfer this Lease or any interest therein; (2) permit any assignment of this Lease or any interest therein by operation of law; (3) sublet the Premises or any part thereof; (4) grant any license, concession, or other right of occupancy of any portion of the Premises; (5) permit the use of the Premises by any parties other than Tenant and its employees; or (6) reorganize as a limited liability company or other form of legal entity. Landlord's consent to any assignment, subletting, or reorganization is not a waiver of Landlord's right to approve or disapprove any subsequent assignment, subletting or reorganization. Tenant and any guarantor of Tenant's obligations under this Lease ("Guarantor", whether one or more) shall remain jointly and severally liable for the payment of rent and performance of all other obligations under this Lease after any assignment or subletting. If Tenant is a partnership, Tenant, Guarantor, and the general partners of Tenant prior to its reorganization shall remain jointly and severally liable for the payment of rent and performance of all other obligations under this Lease after any reorganization.

(b) If an event of default occurs while the Premises or any part thereof are assigned or sublet, Landlord, in addition to any other remedies under this Lease or provided by law, may at its option collect directly from the assignee or sublessee all rents payable to Tenant under the assignment or sublease and apply the rent against any amounts due to Landlord under this Lease. Tenant authorizes and directs any assignee or sublessee to make payments of rent directly to Landlord upon receipt of notice from Landlord. No direct collection of rent by Landlord from any assignee or sublessee is a novation or a release of Tenant or Guarantor from the performance of their obligations under this Lease or under any guaranty executed by Guarantor. Receipt by Landlord of rent from any assignee, sublessee, or occupant of the Premises is not a waiver of the covenant against assignment and subletting or a release of Tenant or Guarantor.

(c) If Tenant desires to assign or sublease all or part of the Premises, it shall deliver a notice to Landlord specifying the name of the proposed assignee or sublessee, the state in which the entity is organized, financial information for the proposed assignee or sublessee, the nature and character of the business of the proposed assignee or sublessee, the proposed rental rate for such space (it being agreed that whenever Tenant shall sublease space in the Premises, it shall do so for no less than the then-market rental rate for such space in the Building, as determined by Landlord), and the proposed effective date of the assignment or sublease. Tenant may not assign or sublease all or any part of the Premises at any time when Tenant is in default under this Lease, whether or not an event of default has occurred. Landlord shall have a period of thirty (30) days from receipt of Tenant's notice to notify Tenant that Landlord elects, in Landlord's sole discretion, to:

(1) terminate this Lease as to the space that is the subject of Tenant's notice, as of the date specified by Tenant;

(2) consent to the assignment or sublease; provided, if the rent payable to the Tenant by the assignee or sublessee is greater than the Base Rental, the excess rent (including any bonuses or other

considerations paid to Tenant by assignee(s) or sublessee(s)) shall be payable by Tenant as additional Rent to Landlord on the same dates Tenant pays Base Rental; or

(3) refuse to consent to Tenant's assignment or sublease of that space and to continue this Lease in effect.

If Landlord does not notify Tenant of Landlord's election within the 30-day period, Landlord is deemed to have elected option (3). With regard to the payment of excess rents from the assignee or sublessee of Tenant as referred to in subparagraph 11(c)(2) above, Tenant agrees that it will exercise its best efforts to structure any assignment or sublease so that the portion of the excess or rents which become payable to Landlord will not have an adverse effect on the REIT qualification tests applicable to Landlord and its Affiliates, if any.

(d) Unless the voting securities of Tenant are traded on a nationally recognized stock exchange, any change in a majority of the voting rights or other control rights of Tenant is an assignment for purposes of this Paragraph. If Tenant is a partnership, then any transfer of a general partnership interest is an assignment for purposes hereof.

(f) As a condition to Landlord's review and consideration of any such request for its consent to an assignment or subletting under this Lease and as a condition to the effectiveness of each assignment or subletting, and whether or not Landlord's prior consent is required for the assignment or subletting, Tenant shall pay to

Landlord an amount not to exceed $1,500.00 for its reasonable administrative and legal costs incurred in connection with the review, negotiation, preparation and execution (or denial) of each such request for consent and/or the documents relating to such consent.

(f) Any attempted assignment or sublease by Tenant or any attempted reorganization of Tenant in violation of the terms of this Paragraph is void.

(g) Tenant may not enter into any sublease, license, concession or other agreement for any use, occupancy or utilization of the Premises that provides for a rental or other payment or consideration for the use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the premises so leased, used, occupied, or utilized.

(h) Tenant may, without the prior consent of Landlord, sublet all or any part of the Premises to an Affiliate (defined below), or assign this Lease to an Affiliate, so long as (i) Tenant provides Landlord a copy of the sublease or the assignment within ten (10) days after its execution, (ii) the transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease, (iii) the assignee or sublessee is engaged in the same field of services as Tenant, (iv) the assignee or sublessee is engaged in a business customarily acceptable for a tenant in a first-class high-rise building in Amarillo, Texas, (v) the assignee's or sublessee's proposed use of the Premises does not violate this Lease, and (vi) the assignee's or sublessee's net worth, creditworthiness and financial standing is equal to or better than Tenant's as of the date of such assignment or sublease. Landlord has no obligation to recognize an Affiliate as the tenant under this Lease unless Landlord timely receives a complete copy of the assignment or sublease. Tenant and Guarantor remain jointly and severally liable for the payment of rent and performance of all other obligations under this Lease after any assignment or subletting to an Affiliate. The term ***Affiliate*** means any entity that acquires all or part of Tenant, or that is acquired in whole or in part by Tenant, or which entity controls, directly or indirectly, Tenant. For purposes of this subparagraph, *control* means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, whether through the ownership of voting securities or by contract or otherwise.

(i) If Landlord exercises its termination right set forth in subparagraph 11(c)(1) above, the number of reserved (if any) and unreserved parking spaces allocated to Tenant reduces proportionately, effective as of the date of termination.

(j) In no event shall the following be considered as suitable assignees or sublessees under this Lease: any governmental body, agency or bureau (of the United States, any state, county, municipality or any subdivision thereof); any foreign government or subdivision thereof; any health care professional or health care service organization; schools or similar organizations; employment agencies; radio, television or other communication stations; restaurants; and retailers offering retail services from the Premises.

(k) Notwithstanding the giving by Landlord of its consent to any sublease or assignment with respect to the Premises, no sublessee or assignee may exercise any renewal options, expansion options, rights of first offer or similar rights under this Lease except in accordance with a separate written agreement entered into directly between such sublessee or assignee and Landlord, provided Tenant continues to be liable for the performance of all obligations hereunder, as increased or otherwise affected by the exercise of such rights. Tenant may not exercise any renewal options, expansion options, rights of first offer or similar rights under this Lease if Tenant has assigned any portion of its interest in this Lease or subleased any portion of the Premises.

12. Alterations and Additions by Tenant.

Tenant shall make no alterations in or additions to the Premises without the prior written consent of Landlord; and all alterations, additions, and improvements made to or fixtures or other improvements placed in or upon the Premises by either party (except only moveable trade fixtures of Tenant) shall be deemed a part of the Building and the property of the Landlord at the time they are placed in or upon the Premises, and they shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, unless Landlord shall elect otherwise, whether such termination shall occur by the lapse of time or otherwise. In the event Landlord shall elect otherwise, then such alterations, additions and improvements made by Tenant upon the Premises as Landlord shall select shall be removed

by Tenant, and Tenant shall restore the Premises to its original condition, at Tenant's own cost and expense, prior to the termination of the term. Upon request of Landlord, Tenant shall also remove, at its sole risk and expense, any special use improvements installed by or on behalf of Landlord or Tenant in connection with the completion of the Tenant Finish Work (as defined in Exhibit "D"), any Additional Work, or otherwise. The term ***special use improvements*** means all special improvements installed specifically for use by Tenant and includes, without limitation, telephone and data cables, computer floors and cables, cafeteria equipment, telephones and telephone equipment, supplemental air conditioning units and related equipment, equipment supplying excess electricity to the Premises and similar items. Alterations and additions to the Premises will be performed by Landlord at Tenant's cost and expense, and as part of such cost of alterations and additions, Landlord may charge Tenant a reasonable construction supervision fee for its services.

13. Legal Use - Violations of Insurance Coverage - Nuisance.

Tenant will not occupy or use any portion of the Premises for any purpose other than the Sole Permitted Use or for any purpose which is unlawful or which, in the good faith judgment of Landlord, is disreputable or which is extra hazardous due to risk of fire, explosion or other casualty, nor permit anything to be done which will in any way increase the rate of fire and casualty insurance on the Building contents. In the event that, by reason of any act or conduct or business of Tenant, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts or conduct or business, then Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business, and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy or disturb other tenants or Landlord in the management of the Building.

14. Laws and Regulations.

Tenant will maintain the Premises in a clean and healthful condition and will comply with all laws, ordinances, orders, rules and regulations of any governmental authority having jurisdiction over the use, condition or occupancy of the Premises.

15. Waiver of Claims - Limitation of Landlord's Liability.

(a) By moving into the Premises or taking possession thereof, Tenant accepts the Premises as suitable for the purposes for which the same are leased and accepts the Building and each and every appurtenance thereof, and waives any and all defects therein. To the fullest extent permitted by law, Tenant, on its behalf and on behalf of its agents, contractors, subcontractors, employees, licensees, servants, and invitees (hereinafter collectively referred to as the "Tenant Parties"), waives all claims (in law, equity, or otherwise) against Landlord and Landlord's officers, directors, shareholders, partners, trustees, members, agents, attorneys, employees, property manager and independent contractors (singularly, a "Landlord Party" and collectively, "Landlord Parties") arising out of, knowingly and voluntarily assumes the risk of, and agrees that Landlord Parties are not liable to any Tenant Parties for any of the following:

(1) any injury or damage to person or property (including the resulting loss of use, economic losses and consequential or resulting damages of any kind from any cause) due to the condition or design of, or any defect in, the Premises or the Project that exists now or occurs in the future, except for Landlord's gross negligence or willful misconduct;

(2) any injury or damage to person or property (including the resulting loss of use, economic losses and consequential or resulting damages of any kind from any cause) due to the Premises or Project or related improvements or appurtenances being out of repair, or defects in or failure of pipes or wiring, or backing up of drains or the bursting or leaking of pipes, faucets, and plumbing fixtures, or gas, water, steam, electricity, or oil leaking, escaping, or flowing into the Premises, unless caused by Landlord's gross negligence or willful misconduct;

(3) any loss or damage caused by the acts or omissions of other tenants in the Project or of any other persons, excepting only the willful misconduct or gross negligence of duly authorized employees and agents of Landlord; or

(4) any loss or damage to property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, insurrection, war, court order, requisition, order of governmental authority, and any other cause beyond the control of Landlord Parties.

(b) Notwithstanding the foregoing or anything else to the contrary contained in this Lease, the liability of Landlord to any Tenant Party for any default or indemnity by Landlord under this Lease is limited to the interest of Landlord in the Project. No Landlord Party has any personal liability for any amounts payable or obligations performable by Landlord under this Lease.

(c) The provisions of this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

16. Tenant's Indemnification of Landlord Parties; Employees' Claims.

(a) Tenant shall indemnify, defend, and hold the Landlord Parties harmless from all fines, suits, losses, costs, expenses (including attorneys' and experts' fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim or proceeding), liabilities, claims, demands, actions, and judgments of every kind and character (collectively, "Claims") (including those Claims resulting from Landlord's negligence) arising out of or relating (directly or indirectly) to this Lease, the tenancy created under this Lease, or the Premises, including, without limitation:

(1) any breach or default in performance of any obligation on Tenant's part to be performed under this Lease, whether before or during the Lease Term or after its expiration or earlier termination;

(2) any act, omission, negligence, or misconduct of Tenant or any Tenant Party, or of any other person entering upon the Premises under or with the express or implied invitation or permission of Tenant;

(3) any alterations, activities, work, or things done, permitted, allowed, or suffered by Tenant Parties in, at, or about the Premises or the Project, including the violation by Tenant or any Tenant Party of any law, ordinance, or governmental order of any kind; and

(4) the occupancy or use by Tenant or any Tenant Party of the Premises or the Project.

(b) Tenant is not required to indemnify, defend, or hold the Landlord Parties harmless from any Claim arising solely from Landlord's gross negligence or willful misconduct (except for damage to the Tenant Finish Work or Tenant's personal property, fixtures, furniture, and equipment in the Premises to the extent that such damage is covered by insurance that Tenant is required to carry under this Lease, or would have been covered had Tenant carried the insurance required under the provisions of this Lease).

(c) If any Landlord Party is made a party to any litigation commenced against any Tenant Party or relating to this Lease or to the Premises, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon the Landlord Parties by virtue of such litigation. The amount of all costs and expenses, including attorneys' fees and court costs, is a demand obligation payable by Tenant to Landlord as additional Rent bearing interest at the rate (herein referred to as the "Interest Rate") equal to the Prime Interest Rate, as quoted in the *Wall Street Journal*, plus 4% from the date of payment by Landlord until paid by Tenant.

(d) If an employee (full-time, part-time, or temporary) of Tenant suffers an injury at the Project, Tenant shall cause the injured employee to exhaust all rights under the applicable Workers' Compensation Laws before any Claim arising from the injury is asserted against any Landlord Party. Tenant shall indemnify, defend, and hold the Landlord Parties harmless from all Claims suffered by Landlord Parties arising from Tenant's failure to cause its injured employee to exhaust all rights under the applicable Workers' Compensation Laws before making any Claim against Landlord Parties.

(e) The provisions of this Paragraph 16 shall survive the expiration or earlier termination of this Lease.

(f) The indemnification provisions of this Paragraph 16 shall not be construed or interpreted as in any way restricting, limiting, or modifying Tenant's insurance or other obligations under this Lease and is independent of Tenant's insurance and other obligations under this Lease.

17. <u>Tenant's Insurance.</u>

(a) Tenant shall, at its expense, maintain at all times during the Lease Term (and prior to the Lease Term with respect to activities of Tenant under the Lease at the Project) insurance coverage as set forth below:

(1) Commercial General Liability Insurance (Insurance Services Office (ISO) Form CG 0001 1093 or CG 0001 0695, or equivalent) written on an "occurrence" basis with respect to the business carried on, in or from the Premises and Tenant's use and occupancy of the Premises (including contractual liability) in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate per location for bodily injury and property damage (or with increased limits as may be reasonably required from time to time by Landlord by giving notice to Tenant) and without any deductible; and with the following required endorsements: (i) if the CGL policy contains a general aggregate limit, ISO form amendment "Aggregate Limits of Insurance Per Location" (CG 2504 1185), (ii) Landlord Parties will be included as "additional insureds" using ISO additional insured form CG 2026 1185, without modification (and under the commercial umbrella policy as well), and (iii) a waiver of subrogation in favor of Landlord Parties using ISO form CG 2404 1093 (and under the commercial umbrella policy, as well);

(2) Statutory Workers' Compensation Insurance in compliance with the Workers' Compensation Laws of the state in which the Project is located, and including Employer's Liability Insurance with limits of at least $1,000,000 for each employee for bodily injury by accident and at least $1,000,000 for each employee for bodily injury by disease;

(3) Excess/Umbrella Liability Insurance, applying on at least a "following form" basis, with a minimum limit of $3,000,000 each occurrence and aggregate, where applicable; and

(4) ISO "Special Form" Property Insurance, including but not limited to, coverage for:

(A) All office furniture, trade fixtures, office equipment, merchandise, and all other items of Tenant's property in, on, at, or about the Premises and the Building, including property installed by, for, or at the expense of Tenant;

(B) Tenant Finish Work; and

(C) Except for Building Standard improvements, all other improvements, betterments, alterations, and additions to the Premises.

Tenant's Property Insurance must also fulfill the following requirements:

(AA) It must be written on the equivalent of an ISO "Special Form" (all risks) Property Insurance Form or an equivalent form acceptable to Landlord;

(BB) It must include earthquake and flood as covered causes of losses;

(CC) It must include an agreed amount endorsement for not less than one-hundred percent (100%) of the full replacement cost (new without deduction for depreciation) of the covered items and property; and

(DD) It must have a deductible no greater than $25,000 for each loss.

It is the parties' intent that Tenant structure its property insurance program so that no coinsurance penalty is imposed and there are no valuation disputes with any insurer or with Landlord. The property insurance coverage must include vandalism and malicious mischief coverage.

(b) Tenant's policies must be written by an insurance company or companies with a current A.M. Best's rating of A-IX or better and be admitted to do business in the state in which the Project is located. Landlord and Landlord's property management company must be named as additional insureds without restriction under the liability, property and umbrella policies. Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 45 days prior to cancellation, non-renewal, or material reduction of the coverage.

(c) Tenant shall deliver to Landlord copies of duly executed evidences of insurance (using ACORD form 27 "Evidence of Property Insurance" for all property and business income insurance carried by Tenant, and using ACORD form 25 for all CGL and Workers' Compensation insurance) prior to occupying any part of the Premises, and on an annual basis thereafter. If Tenant fails to comply with these insurance requirements, Landlord may obtain the required insurance and Tenant shall pay to Landlord on demand as additional Rent the premium cost thereof plus interest at the Interest Rate from the date of payment by Landlord until paid by Tenant.

18. Landlord's Insurance.

Landlord shall carry or cause to be carried: (A) Commercial General Liability Insurance with limits of liability of not less than $1,000,000 each occurrence, single limit Bodily Injury and Property Damage combined for each occurrence resulting from the operations of Landlord or Landlord's employees within the Building; and (B) the equivalent of ISO Special Form Property Insurance insuring the Building for the full replacement value thereof, excluding Tenant Finish Work and Tenant's merchandise, trade fixtures, furnishings, equipment, personal property, and any alterations or additions made by Tenant.

19. Rights Reserved by Landlord.

Landlord reserves the following rights, exercisable without notice and without liability to, and without consent of, any Tenant Party for damage or injury to property, persons, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement of Rent:

(a) To change the Building's or the Project's name or street address.

(b) To install, affix, and maintain any signs on the exterior of the Project.

(c) To enter upon the Premises at reasonable hours (or in an emergency, at any hour) to inspect, clean, or make repairs or alterations to the Premises (but without any obligation to do so, except as expressly specified in this Lease), to make repairs or alterations to any part of the Building or the Building systems (including adjacent premises), to show the Premises to prospective lenders, purchasers, and, during the last 24 months of the Lease Term, to show the Premises to prospective tenants at reasonable hours and, if the Premises are vacant, to prepare them for re-occupancy.

(d) To retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. No locks may be changed or added without the prior written consent of Landlord.

(e) To decorate and make repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, and for those purposes to enter upon the Premises and, during the continuance of the work, temporarily close doors, entryways, public space, and corridors in the Building, to interrupt or temporarily suspend Project services and facilities, and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Project, all without abatement or setoff of Rent or affecting any of Tenant's obligations under this Lease, so long as the Premises are reasonably accessible and usable by Tenant.

(g) To approve the weight, size, and location of safes, heavy equipment, file cabinets, book shelves, and other heavy items in and about the Premises and the Building and to require all those items and all furniture to be moved into and out of the Building and the Premises only at times and in a manner specified by Landlord. Movements of Tenant's property into or out of the Project and within the Project are entirely at the risk and responsibility of Tenant. To require permits before allowing Tenant's property to be moved into or out of the Project.

(h) To take reasonable measures as Landlord deems advisable for the security of the Project and its occupants including, without limitation, the search of all persons entering or leaving the Project, the evacuation of the Project for cause, suspected cause, or for drill purposes, the temporary denial of access to the Project, and the closing of the Project after Building Standard Hours, subject to Tenant's right to admittance when the Project is closed after Building Standard Hours under reasonable regulations Landlord may prescribe from time to time.

(h) To retain all rights to the use and occupancy of the roof(s) and of the riser spaces in which electrical power lines and telecommunication cables are (or can be) located in the Building for whatever purposes Landlord deems appropriate, which use of the roof and risers Tenant hereby waives and disclaims.

(i) To transfer, assign, or convey, in whole or in part, the Project and Landlord's rights under this Lease. If Landlord transfers, assigns, or conveys its rights under this Lease, Landlord is released from any further obligations under this Lease, and Tenant shall look solely to the successor in interest of Landlord for performance of the obligations of "Landlord" under this Lease.

20. Condemnation.

(a) If all or substantially all of the Project or the Building is taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease terminates as of the date when physical possession of the portion of the Building or Project is taken by the condemning authority. If less than all or substantially all of the Project or the Building is taken or sold, Landlord (whether or not the Premises are affected) may terminate this Lease by giving notice to Tenant within 90 days after the right of election accrues, in which event this Lease terminates as of the date when physical possession of the portion of the Building and Project is taken by the condemning authority.

(b) If this Lease is not terminated upon any taking or sale of less than all or substantially all of the Project:

(1) the Rent reduces by an amount representing that part of the rent properly allocable to the portion of the Premises taken or sold; and

(2) Landlord shall, at Landlord's sole expense, restore the Project to substantially its former condition to the extent reasonably deemed feasible by Landlord, but:

(A) Landlord's restoration obligation shall not exceed the scope of the work done by Landlord in originally constructing the Project and installing the Tenant Finish Work in the Premises; and

(B) Landlord is not required to spend for the work an amount in excess of the amount received by Landlord as compensation or damages (over and above amounts going to the mortgagee of the property taken) for the part of the Project so taken; and

(C) Landlord is entitled to receive all of the compensation awarded upon a taking of any part or all of the Project, including any award for the value of the unexpired Lease Term. Tenant is not entitled to and expressly waives all claim to any compensation; provided, Tenant is entitled to receive any award for damages to the Tenant Finish Work not paid for by Landlord, whether through an allowance or otherwise.

21. Landlord's Lien and Security Interest.

Landlord shall have a landlord's statutory lien, and in addition thereto Landlord shall have, and Tenant hereby grants unto Landlord, a security interest in all of the goods, wares, furniture, fixtures, office equipment, supplies and other property of Tenant now or thereafter placed in, upon, or about the Premises and all proceeds thereof, as security for all of the obligations of Tenant under this Lease, provided that Tenant shall have the right to make sales of its goods, wares and merchandise to its customers in the normal and regular course of its business conducted in the Premises free and clear of the aforesaid lien and security interest. Tenant shall not remove any of said personal property from the Premises until all of Tenant's obligations under this Lease have been satisfied in full. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 21. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. Upon request by Landlord, Tenant shall provide the name and address of any entity that has, or claims to have, an interest in any property located on the Premises and a description of such property. Failure to provide such list shall result in a presumption that all property located in the Premises belongs to Tenant free from all claims. Without intending to exclude any other manner of giving Tenant any required notice, any requirement of reasonable notice to Tenant of Landlord's intention to dispose of any collateral pursuant to the enforcement of said security interest shall be met if such notice is given in the manner prescribed in Paragraph 32 of this Lease at least five (5) days before the time of any such disposition. Landlord shall have all of the rights and remedies of a secured party under law.

22. Abandoned Property.

All of Tenant's furniture, moveable trade fixtures and other personal property not removed by Tenant from the Premises within five (5) days after Landlord shall request such removal in writing after this Lease terminates whether by lapse of time or otherwise, shall be conclusively presumed to have been abandoned by Tenant, and Landlord may, at its option and election, thereafter take possession of such property and either (i) declare same to be the property of Landlord or (ii) at the cost and expense of Tenant dispose of such property in any manner and for whatever consideration Landlord in its sole discretion shall deem most advisable. Nothing contained in this Paragraph shall prejudice or impair Landlord's rights as a lienholder and secured party under Paragraph 21 hereof, and the rights granted to Landlord under this Paragraph shall be cumulative of its rights as a lienholder and secured party.

23. Holding Over.

Should Tenant continue to hold the Premises after this Lease terminates whether by lapse of time or otherwise, such holding over shall, unless otherwise agreed by Landlord in writing, constitute and be construed as a tenancy at will at a daily rental equal to one-thirtieth (1/30) of an amount equal to double the amount of the monthly rental payable during the last month prior to the termination of this Lease, and upon and subject to all of the other terms and provisions set

JV

forth herein; provided, however, that all expansion rights, first refusal rights, first notice rights, first offer rights, and renewal rights automatically terminate upon Tenant's holding over. Nothing contained herein shall be construed as condoning or permitting any holdover beyond the termination of the Lease Term.

24. Fire or Other Casualty.

(a) If the Premises or any part thereof are damaged by fire or other casualty, Tenant shall give prompt notice thereof to Landlord. If the Project or the Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Project or the Building is, in Landlord's sole opinion, required (whether or not the Premises are damaged) or if any mortgagee under a mortgage or deed of trust covering the Project requires that the insurance proceeds payable as a result of the fire or other casualty be used to retire or reduce the mortgage debt, Landlord may, at its sole option, terminate this Lease by giving Tenant notice of termination within ninety (90) days after the date of the occurrence of such casualty. If Landlord terminates this Lease under this Paragraph 24, the rent shall abate as of the date of the damage.

(b) If Landlord does not elect to terminate this Lease, Landlord shall within 90 days after the date of the damage commence to repair and restore the Project (except that Landlord is not responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the casualty. Upon such damage, Tenant shall assign to Landlord (or Landlord's designee) all insurance proceeds payable to Tenant under the property insurance required pursuant to Paragraph 17, and Landlord shall repair and replace the Tenant Finish Work and alterations installed in the Premises; provided that Landlord shall in no event be obligated to expend for such repair or replacement amounts in excess of the insurance proceeds available to Landlord (over and above amounts going to the mortgagee of the Building and/or Project); and provided that if the cost of the repair and replacements for the Tenant Finish Work (based on Landlord's or its contractor's estimate of the cost) exceeds the insurance proceeds received by Landlord from Tenant's insurance carrier (which Tenant shall cause its insurance carrier to pay to Landlord), the shortfall shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. Landlord is not liable for any inconvenience or annoyance to any Tenant Party or injury to the business of Tenant resulting in any way from casualty damage or the repairs; provided, during the time and to the extent the Premises are unfit for occupancy, Landlord shall either furnish Tenant with comparable office space at prevailing market rates or a fair diminution of rent, the choice of which is at Landlord's sole discretion.

(c) If the damages are caused by the negligence or willful misconduct of any Tenant Party, rent shall not abate and Tenant shall pay to Landlord on demand as additional rent any damages in excess of the amount paid by insurance proceeds received by Landlord.

25. Default.

The following events shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay any rental or other sums payable by Tenant hereunder as and when such rental or other sums become due and payable; (b) Tenant shall fail to comply with any other provision, condition or covenant of this Lease and such failure is not cured within thirty (30) days after Landlord gives written notice to Tenant; (c) Tenant shall desert, vacate or fail to physically occupy any substantial portion of the Premises without the prior written permission of Landlord. If Tenant or any other person acting on Tenant's behalf has removed, is removing or has made preparations to remove (other than in the normal course of business) goods, equipment, fixtures or other property from the Premises in amounts substantial enough to indicate a probable intent to abandon or vacate the Premises without the prior written permission of Landlord, Tenant's abandonment of the Premises shall be deemed conclusively established for all purposes. The provisions of the foregoing sentence shall supersede the provisions of the property code statutes of the state in which the Premises are located; (d) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations under this Lease pursuant to any section or chapter of the present Federal Bankruptcy Act or under any future federal bankruptcy act or under any similar law or statute of the United States or any state thereof, or Tenant or any guarantor of Tenant's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present federal Bankruptcy Act or under any future federal bankruptcy act or under any similar law or statute of the United States or any state thereof; (e) Tenant or any guarantor of Tenant's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors; (f) Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors; or (g) a receiver or trustee shall be appointed for Tenant or any of the assets of Tenant. Upon the occurrence of any event of default, Landlord shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

(1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage for which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Lease Term.

(2) In order to regain possession of the Premises and to deny Tenant access thereto as a consequence of Tenant's failure or delinquency in paying rent, Landlord or its agent may, at the expense and liability of Tenant, alter or change any and all locks or other security devices controlling access to the Premises, including deactivating Tenant's parking access cards and suspension of elevator service to the Premises. Upon changing such locks or other access, Landlord or Landlord's agent shall place a written notice on the front door of the Premises stating the name and the address or telephone number of the individual or company from which Tenant may obtain a new key and access cards. Landlord shall have no obligation to provide Tenant a key or access cards or to grant Tenant access to the Premises except during Tenant's regular business hours and then only if Tenant pays all of such delinquent rent along with all interest accrued thereon and expenses attributable to such delinquency in payment of rent. Tenant shall not be entitled to terminate this Lease, or to recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees by reason of Landlord's alteration or change of any lock or other security device

and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Tenant acknowledges that the provisions of this subparagraph of this Lease supersedes the property code statutes of the state in which the Premises are located, and Tenant further warrants and represents that it hereby knowingly waives any rights it may have thereunder.

(3) Enter upon and take possession of the Premises as the agent of Tenant without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and Landlord may relet the Premises as the agent of Tenant and receive the rent therefor, in which event Tenant shall pay to Landlord on demand the Costs of Reletting the Premises for a new tenant or tenants, and Tenant shall pay to Landlord any deficiency that may arise (as compared to the rent payable hereunder) by reason of such reletting; provided, however, that except as provided to the contrary in Section 91.006 of the Texas Property Code (with which Landlord will comply) Landlord shall have no duty to relet the Premises, and the failure of Landlord to relet the Premises shall not release or affect Tenant's liability for rent or for damages. Notwithstanding anything in this Lease to the contrary, if Landlord is deemed to have a duty to mitigate its damages arising from an event of default by Tenant under this Lease, then Landlord's duty to mitigate shall be limited to using reasonable and good faith efforts to relet the Premises, which duty to relet the Premises shall not (i) require Landlord to give priority to the Premises over other premises in the Building, (ii) require Landlord to relet for less than market rent, or (iii) require Landlord to relet to a tenant (or for a use) which is not in keeping with the first-class character of the Project.

(4) Landlord may do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(5) Terminate this Lease (without terminating Tenant's obligation to pay rent for the balance of the Lease Term specified in Paragraph 1(d) hereof) by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord, within ten (10) days following Tenant's receipt of an invoice therefor, the sum of (i) all rent accrued hereunder through the date of termination, (ii) the rent due hereunder which was suspended or waived because of any "free rent period", (iii) all Costs of Reletting, and (iv) an amount equal to (A) the total rent that Tenant would have been required to pay for the remainder of the stated Lease Term had the Lease not been terminated, discounted to present value minus (B) the then present fair rental value of the Premises for such period, similarly discounted. As used herein, the term "then present fair rental value of the Premises" shall mean an amount equal to the reasonable rental value of the Premises for the remainder of the stated Lease Term, by comparison to other tenants of the Building (or, if there are no comparable tenants in the Building, in comparable buildings) and to other leasing space of comparable size, similarly situated, for a lease term comparable to the remainder of the Lease Term, with such amount discounted to a present value based upon a rate reasonably determined by Landlord at the time of such event of default, but in no event greater than the Prime Interest Rate, as quoted in the *Wall Street Journal*, less three percent (3%).

For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees, the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or equity.

26. Remedies - Event of Bankruptcy.

No act or thing done by Landlord or its agents during the term hereof shall be deemed an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. The failure of Landlord to enforce the rules described in Paragraph 46 against Tenant or any other tenant in the building shall not be deemed a waiver of any such rules. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. If Landlord brings any action under this Lease, or consults or places this Lease or any amount payable by Tenant hereunder with an attorney for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord the reasonable attorneys' fees and other costs and expenses incurred by Landlord in connection therewith.

In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

(a) "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Paragraph 101, et seq. (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

(i) the continued payment by Tenant of the Base Rental and all other rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

(ii) the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

(iii) the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then-current monthly Base Rental and other rent payable hereunder.

(b) "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current monthly Base Rental payable hereunder.

(c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

(d) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "rent", shall constitute "rent" for the purposes of Section 502(b)(6) of the Bankruptcy Code.

(e) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other rent hereunder) shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

(f) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth (i) the name and address of such person or entity; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(g) To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e)(2) of the Bankruptcy Code.

27. Quiet Possession.

Landlord hereby covenants that Tenant, upon paying rent as herein reserved, and performing all covenants and agreements herein contained on the part of Tenant, shall and may peacefully and quietly have, hold and enjoy the Premises.

28. Severability.

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

29. Security Deposit.

The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant upon the occurrence of any event of default by Tenant or upon termination of this Lease. Landlord may commingle the security deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrearage of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the security deposit remaining after any such

application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

30. No Subrogation.

Tenant hereby waives any cause of action it might have against Landlord on account of any loss or damage that is insured against under any insurance policy that covers the Premises, Tenant's fixtures, personal property, leasehold improvements or business and which names Tenant as a party insured. Landlord hereby waives any cause of action it might have against Tenant because of any loss or damage that is insured against under any insurance policy that covers the Building or any property of Landlord used in connection with the Building and which names Landlord as a party insured. This provision is cumulative of Paragraphs 15 through 18 of this Lease.

31. Binding Effect.

The provisions of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant, respectively, and to their respective heirs, personal representatives, successors and assigns, subject to the provisions of Paragraph 11 hereof.

32. Notices.

Any notice required or permitted to be given hereunder by one party to the other shall be deemed to be given when deposited in the United States Mail, Certified or Registered Mail, Return Receipt Requested, with sufficient postage prepaid, or hand delivered, addressed to the respective party to whom notice is intended to be given at the address of such party set forth below its name where it has executed this Lease and when a copy of such notice has been sent to any party and address which is designated to receive copies of notices on the execution page of this Lease. Either party hereto may at any time by giving written notice to the other party in the aforesaid manner designate any other address in substitution of the foregoing address to which any such notice shall be given.

33. Brokerage.

Tenant warrants that it has not had any dealings with any broker or agent in connection with the negotiation or execution of this Lease except for the leasing agent, or agents, if any, listed in Paragraph 1(k) of this Lease, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other broker or agent with respect to this Lease.

34. Subordination.

This Lease and all rights of the Tenant hereunder are subject and subordinate to all first lien deeds of trust, mortgages or other instruments of first lien security which do now or may hereafter cover the Building and the Land or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such first lien deeds of trust, mortgages or instruments of security. This provision is hereby declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that, in the judgment of Landlord, may be necessary or proper to confirm or evidence such subordination, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. This Lease and all rights of Tenant hereunder are further subject and subordinate to all ground or primary leases in existence at the date hereof and to any and all supplements, modifications and extensions thereof heretofore and hereafter made. However, notwithstanding the generality of the foregoing provisions of this Paragraph 34, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any deeds of trust, mortgages or other instruments of security to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees upon demand by Landlord's mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any deeds of trust, mortgages or other instruments of security, or sale of the Building pursuant to any such deeds of trust, mortgages or other instruments of security or voluntary sale, to attorn to such purchaser upon any such sale and to recognize such purchaser as Landlord under this Lease. The agreement of Tenant to attorn upon demand of Landlord's mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee's sale. Tenant hereby agrees to execute, acknowledge and deliver to Landlord's mortgagee any and all instruments and certificates that in the judgement of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment, and Tenant hereby irrevocably appoints Landlord's mortgagee as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates.

35. Joint and Several Liability.

If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations of Tenant shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guarantee for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment of Tenant's obligations hereunder.

36. Tenant's Service Providers.

Tenant shall cause all moving companies and other entities providing services to Tenant to deliver evidence satisfactory to Landlord that the insurance specified in Exhibit "F" is in force prior to entering the Project.

37. Lease Certificates - Financial Statements.

Tenant agrees to furnish from time to time within ten (10) days after requested by Landlord or any successor to

Landlord or by the holder of any deed of trust or mortgage covering the Land and Building or any interest of Landlord therein, a certificate signed by Tenant to the effect that this Lease is then presently in full force and effect and specifying any modifications; that the term of this Lease has commenced and the full rental is then accruing hereunder; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease; that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Tenant, Landlord is not then in default under this Lease. The certificate shall also contain an acknowledgment by Tenant of receipt of notice of the assignment of this lease to such holder and an agreement by Tenant with such holder that for a period of ninety (90) days from and after the date of such certificate, Tenant will not pay any rent under this Lease more than thirty (30) days in advance of its due date, will not surrender or consent to the modification of any of the terms of this Lease nor to the termination of this Lease by Landlord, and will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such deed of trust or mortgage (at such holder's last address furnished to Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period such holder shall have the right, but shall not be obligated, to remedy such act or omission; provided, however, that (i) the agreement of Tenant described in this sentence will be of no effect under such certificate unless Tenant is furnished by such holder with a copy of any assignment to such holder of Landlord's interest in this Lease within ninety (90) days after the date of such certificate, and (ii) the agreement of Tenant with such holder that is embodied in such certificate shall terminate upon the subsequent termination of any such assignment. Tenant shall also furnish to Landlord from time to time when requested by Landlord a statement of the financial condition of Tenant prepared by an independent, certified public accountant and in form reasonably satisfactory to Landlord.

38. Mechanic's Lien.

Tenant will not permit any mechanic's lien to be placed upon the Premises or the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of bill therefor, together with interest until repaid at the lesser of the Interest Rate or the maximum rate of interest permitted by applicable law.

39. Hazardous Substances.

Tenant shall not cause or permit any hazardous substance or solid waste to be brought upon, kept or used in or about the Premises by Tenant or its agents, employees, contractors or invitees. If Tenant breaches the obligations stated in the preceding sentence (which shall be an event of default under this Lease), or if the presence of a hazardous substance or solid waste otherwise occurs in the Premises, then Tenant shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless Landlord and Landlord's parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys and representatives from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the Lease Term as a result of such contamination, and Tenant shall, at its sole cost and expense, cause the removal or containment of any such contamination in accordance with all laws, rules, and/or regulations of any governmental authority having jurisdiction. If any lender or governmental agency requires testing to ascertain whether or not a release of hazardous substances has occurred in or on the Premises or the Building based on probable cause that a release occurred and was caused by any Tenant Party, then Tenant shall reimburse the reasonable costs of the testing to Landlord on demand as additional Rent. Furthermore, if Landlord discovers any hazardous substance or solid waste on or about the Premises, Landlord shall have the option to terminate this Lease upon fifteen (15) days notice to Tenant. The terms "hazardous substances" and "solid waste" shall have the meanings specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Texas Water Code and the Texas Solid Waste Disposal Act and other applicable state or local environmental laws and the regulations adopted under such laws. The provisions set forth herein shall survive the expiration or termination of this Lease.

40. Access and Facilities for Disabled Persons.

Landlord makes no representations or warranties that the Premises, as presently constructed and improved, or as the Premises shall be constructed or improved in accordance with this Lease or any separate Workletter agreement signed by Landlord and Tenant, are in compliance with, or shall subsequently comply with, (i) the Americans with Disabilities Act of 1990, Public Law 101-336, as amplified by the final rule promulgated by the Department of Justice in Section 28 of the Code of Federal Regulations, Part 36, as the aforesaid Act or Regulations may be hereafter modified or amended (the "ADA"), or (ii) the Texas Architectural Barriers Act (the "TABA"). Further, Landlord makes no representations or warranties that the Building, as presently constructed and improved, or as the Building may subsequently be altered, presently complies with or shall comply with, the requirements of ADA or TABA. In the event that, during the Lease Term, it is determined that the Premises or any improvements, personal property, fixtures or any other matter or thing comprising a portion of or located within the Premises must be removed, altered, modified, improved, reconstructed, added or changed in order to cause the Premises, or any aspect thereof, to be in compliance with the requirements of ADA or TABA, such removal, alteration, modification, improvement, reconstruction, addition or change (hereinafter collectively referred to as "alterations") shall be promptly undertaken by Tenant, at the sole cost of Tenant, so that the Premises and all aspects thereof shall be in compliance with ADA and TABA and any other law, code, statute, regulation or ordinance applicable to the Premises; provided, however, that (i) prior to commencing any such alterations, Tenant shall obtain Landlord's written approval of the plans and specifications for such alterations, (ii) all such alterations shall be performed by contractors approved in advance by Landlord, and (iii) such contractors' work shall be under the supervision of Landlord (or of an engineer or architect selected by Landlord), and the cost of such review, approval and supervision by Landlord and Landlord's agents shall be paid by Tenant. The

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failure of Tenant to undertake work necessary to cause the Premises to comply with the requirements of ADA and/or TABA shall constitute a default by Tenant pursuant to the terms and provisions of this Lease. The cost of improving, altering, modifying, or otherwise changing the Premises in order to comply with the requirements of ADA and/or TABA shall be the Tenant's cost, notwithstanding the fact that compliance with ADA and/or TABA may have been necessitated by, or as a result of, alterations in the Premises, which alterations were or are to be undertaken by Landlord at Landlord's sole or partial cost and expense. In the event that Landlord determines, in its sole discretion, that portions of the Premises or the Building should be improved, altered, modified or otherwise changed in order to cause the Premises or the Building, or any portion of either of them, to be in compliance with the requirements of ADA and/or TABA, it may, but shall have no obligation to, undertake such alterations to the Premises or the Building as Landlord deems necessary to cause such improvements to comply with the requirements of ADA and/or TABA. In the event that the Premises, the Building, or any portion or aspect of either of them is determined to fail to comply with ADA and/or TABA, such failure of compliance shall not constitute a default or a failure of performance on the part of Landlord pursuant to the terms and provisions of this Lease. Notwithstanding anything to the contrary contained in this Lease, all costs and expenses for labor, materials, architectural fees, engineering fees, overhead, insurance, services or supplies incurred by Landlord in causing the Building to comply with the requirements of ADA and/or TABA shall constitute Operating Expenses (as such term is defined in Paragraph 4(d) hereof) of the Project even though such costs may be in the nature of capital improvements or expenses. Such Operating Expenses shall be reimbursed to Landlord as a part of the Operating Expenses in accordance with the terms and provisions of this Lease.

41. Taxes and Tenant's Property.

Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay Landlord upon demand that portion of such taxes for which Tenant is primarily liable hereunder.

42. Notice of Landlord's Default.

If any act or omission by Landlord occurs that would give Tenant the right to damages from Landlord or the right to terminate this Lease due to constructive or actual eviction from all or part of the Premises or otherwise, Tenant may not sue for damages or exercise any right to terminate until (A) it gives notice of the act or omission to Landlord and Landlord's first mortgagee, if any, and (B) a reasonable period of time for remedying the act or omission elapses following the giving of the notice, during which time Landlord, its agents, employees, and first mortgagee are entitled to enter the Premises and cure the act or omission. During the period after the giving of the notice and during the curing of the act or omission, the Rent payable by Tenant abates only to the extent that any part of the Premises is untenantable.

43. Security Disclaimer.

Any security measures provided by Landlord may not be treated by Tenant as a guarantee against crime. Landlord does not make, and Tenant waives, any guaranty or warranty, expressed or implied, with respect to security at the Project or in the Building, or that any security measures will prevent occurrences or consequences of criminal activity. Any mechanical security devices can be rendered inoperative at any time. Landlord is not responsible for a temporary failure of such devices. If such devices are in need of repair, Tenant waives all warranties, expressed or implied, with respect to Landlord's repair of such devices. Landlord's installation or use of any security measure does not constitute a voluntary undertaking or agreement by Landlord to provide security to any Tenant Party. Landlord may modify, reduce or eliminate the use of any security measure at any time without notice to Tenant. Neither Landlord nor any Landlord Party is liable in any way for any disruption in the operation or performance of any security measure. Landlord does not make, and Tenant waives, any guaranty or warranty that the presence of any security measure at the Project or in the Building in any way increases the personal security of any Tenant Party or its property. Landlord is not liable to any Tenant Party for any injury, damage or loss whatsoever which is caused (a) as a result of any problem, defect, malfunction or the failure of the performance of any security measure or device or (b) by any person engaging in criminal activity.

44. Limitation of Actions.

Any claim, demand, right, or defense of Tenant arising out of this Lease is barred unless Tenant commences an action or asserts an affirmative defense within six (6) months after the date of the event giving rise to Tenant's claim, demand, right, or defense. Tenant represents and warrants to Landlord that Tenant has consulted with legal counsel regarding the effect of this Paragraph.

45. Relocation of Premises.

(a) At any time during the Lease Term or any renewal or extension thereof, Landlord may relocate the Premises within the Building by giving Tenant at least sixty (60) days' prior notice, subject to the following:

(1) the premises being substituted for the Premises (the "Substitute Space") must contain approximately the same number of Rentable Square Feet as the original Premises; and

(2) Landlord shall reimburse Tenant for (i) Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies, computers and computer equipment, telephones, and telephone equipment from the original Premises to the Substitute Space, and (ii) Tenant's reasonable cost of replacing its then-current inventory of stationery and business cards, within thirty (30) days after receipt of a certified, itemized statement of those costs.

(b) Tenant may, at its option, elect either to accept possession of the Substitute Space in its "AS IS" condition on the effective date of the relocation or to require Landlord to remodel the Substitute Space in the same manner

as the original Premises were on the Commencement Date. Tenant may exercise this option by giving notice to Landlord within ten (10) days after the date of the relocation notice from Landlord. If Landlord does not receive notice of Tenant's exercise of this option within the 10-day period, or if Tenant is in default under this Lease as of the date of Landlord's relocation notice, Tenant is deemed to elect to accept possession of the Substitute Space in its "AS IS" condition.

(c) The Substitute Space is substituted for the original Premises and becomes the "Premises" on the Relocation Effective Date (defined below) on the same terms as under this Lease, except that:

(1) if the then unexpired balance of the Lease Term is less than 1 year and Tenant does not timely exercise or is deemed to waive its option to cause Landlord to remodel the Substitute Space, then the Lease Term is automatically extended to expire 12 full calendar months after the Relocation Effective Date; or

(2) if the then unexpired balance of the Lease Term is less than 3 years and Tenant timely exercises its option to cause Landlord to remodel the Substitute Space, then the Lease Term is automatically extended to expire thirty-six (36) full calendar months after the Relocation Effective Date; and

(3) if the Substitute Space contains more Rentable Square Feet than the original Premises, the Base Rental and Tenant's proportionate share of Operating Expense Excess shall increase proportionately; provided, the Base Rental increase is limited to a maximum increase of 5% even if the Substitute Space is more than 5% larger than the original Premises.

(d) The "Relocation Effective Date" is:

(1) the date specified in Landlord's relocation notice (which date may not be less than 60 days after the date of the notice) if Tenant does not timely exercise or is deemed to waive its option to cause Landlord to remodel the Substitute Space; or

(2) the date Landlord substantially completes the remodeling of the Substitute Space, subject to the Tenant delay provisions of this Lease, if Tenant timely exercises its option to cause Landlord to remodel the Substitute Space.

(e) Tenant shall move from the original Premises into the Substitute Space and surrender possession of the original Premises to Landlord no later than the Relocation Effective Date. If Tenant continues to occupy the original Premises after the Relocation Effective Date, then, Tenant shall:

(1) pay Rent for both the original Premises and the Substitute Space until Tenant surrenders the original Premises to Landlord; and

(2) pay to Landlord on demand as additional Rent any damages that Landlord incurs as a result of Tenant's failure to timely surrender the original Premises, including, but not limited, to attorneys' fees and court costs incurred by Landlord in enforcing Landlord's rights under this Paragraph, together with interest at the default interest rate from the date of demand until repaid by Tenant.

46. Rules of the Building.

Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the Building which are attached hereto as Exhibit "E" and made a part hereof as though fully set out herein. As more particularly provided therein, Landlord shall at all times have the right to change such rules and regulations or to amend them in such reasonable manner as may be deemed advisable for the safety, protection, care and cleanliness of the Building and appurtenances and for the preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be complied with and observed by Tenant.

47. Entire Agreement - Amendment.

It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that there have been no representations, understandings, stipulations, agreements or promises pertaining to the Premises, the Building or this Lease not incorporated in writing herein and that this Lease shall not be altered, waived, amended or extended, except by a written agreement signed by the parties hereto, unless otherwise expressly provided herein. Neither this Lease nor a memorandum of this Lease shall be recorded in the public record of the county in which the Building is located without the prior written consent of Landlord.

48. Approval by Landlord's Mortgagee.

Landlord's execution and delivery of this Lease are expressly subject to and conditioned upon approval of all of the provisions of this Lease by the lenders furnishing loans in respect to the Building.

49. Governing Law.

The laws of the State of Texas shall govern the interpretation, validity, performance and enforcement of this Lease.

IN WITNESS WHEREOF this Lease Agreement is entered into by the parties hereto on the date of year first set forth above.

Tenant:
AccuPoll, Inc.
30 Executive Park, Suite 260
Irvine, CA 92614

Landlord:
Loutex Amarillo, LP
c/o CW Dalcan Management Services Ltd.
4099 McEwen, Suite 140
Dallas, TX 75244

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Address for Payment of Rent:
Loutex Amarillo, LP
600 S. Tyler, Suite 640
Amarillo, Texas 79101

with copy to:
Loutex Amarillo, LP
c/o CW Dalcan Management Services Ltd.
600 S. Tyler, Suite 640
Amarillo, Texas 79101

TENANT:
AccuPoll, Inc.
a Delaware corporation

By: Frank Wiebe
Frank Wiebe
Title: President

LANDLORD:
Loutex Amarillo, LP,
a Delaware limited partnership
By: Loutex Amarillo (GP) LLC, general partner

By: ______________________
Ron Cherry, President

By: ______________________
Jean Francois Fournier, Vice President

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EXHIBIT "A" TO LEASE AGREEMENT

All of Block 78, plus vacated alley, Plemons Addition, City of Amarillo, Potter County, Texas


Suite #1804

EXHIBIT "B" TO LEASE AGREEMENT

RIGHT OF FIRST REFUSAL SPACE


Eighteenth Floor
Suite #1800
Suite #1802
Suite #1804
Suite #1806
Suite #1810
Suite #1814
Suite #1816
Usable
Leasable
BANK ONE CENTER
AMARILLO, TEXAS
Eighteenth Floor Plan
First Right of Refusal Space

EXHIBIT "C" TO LEASE AGREEMENT

HOLIDAYS

January 1st	New Year's Day
Last Monday in May	Memorial Day
July 4th	Independence Day
First Monday in September	Labor Day
Fourth Thursday in November plus Friday following	Thanksgiving Holiday
December 25th	Christmas Day

EXHIBIT "D" TO LEASE AGREEMENT

LEASEHOLD IMPROVEMENTS

A. PLANS AND SPECIFICATIONS; M.E.P. AND FIRE ALARM SYSTEMS ENGINEERS AND CONTRACTORS: Landlord shall construct or cause to be constructed the improvements and additions to the Premises in accordance with the approved final working drawings (the "Plans") utilizing Landlord's building standard materials and equipment, which installations are herein referred to as "Tenant Finish Work". Tenant hereby agrees to use the mechanical, electrical, and plumbing engineer(s) of record for the Project and the fire alarm engineer of record for the Project in connection with the preparation of any Plans for the Tenant Finish Work or any Additional Work; and Tenant agrees to use the mechanical, electrical, and plumbing contractor of record for the Project and the fire alarm contractor of record for the Project in connection with any construction by Landlord of any Tenant Finish Work or Additional Work affecting the Building's mechanical, electrical, or plumbing systems and fire alarm system. Landlord shall designate from time to time (i) the Project's engineer of record and contractor of record for the Project's mechanical, electrical and plumbing systems and (ii) the fire alarm engineer and fire alarm contractor of record for the Project.

B. WORK ALLOWANCE: Tenant shall pay the Actual Cost (as hereinafter defined) of all improvements made pursuant to the Plans in excess of $ N/A (the "Work Allowance"). If, prior to commencement of the Tenant Finish Work, the estimated Actual Cost of the Tenant Finish Work, based on construction bids received by Landlord, exceeds the Work Allowance, Tenant shall pay the excess to Landlord within ten (10) days after receipt of a demand for payment of the excess. Landlord has no obligation to commence the Tenant Finish Work until Landlord receives the excess payment. If the Actual Cost of the Tenant Finish Work exceeds the Work Allowance and all amounts previously paid by Tenant to Landlord prior to the commencement of construction, if any, Landlord may submit interim statements covering any costs incurred by Landlord under this paragraph that are to be paid by Tenant hereunder as additional rent and Tenant shall promptly pay all such excess costs to Landlord. Any failure by Tenant to timely pay any additional rent payable pursuant to this Exhibit "D" is a default under the Lease. The term "Actual Cost" means the cost of all labor and materials and all hard and soft costs incurred by Landlord in performing the Tenant Finish Work, including Tenant's verifiable expenses associated with preparation of the Plans, such cost for preparation of the Plans not to exceed $ N/A . If any change orders are executed during the progress of the Tenant Finish Work at the request of Tenant, an Administrative Fee of ten percent (10%) of the Actual Cost of the work covered by the change order shall be payable by Tenant as additional rent hereunder. If Landlord agrees to perform, at Tenant's request and upon submission by Tenant of necessary plans and specifications, any work ("Additional Work") over and above the Tenant Finish Work, including any Additional Work approved by change order and/or work order, Landlord shall perform the Additional Work, at Tenant's sole expense, notwithstanding any amounts remaining in the Work Allowance. Tenant shall pay Landlord promptly upon being billed for the Actual Cost of any Additional Work. Tenant acknowledges that unforeseen circumstances may be encountered in the process of constructing the Tenant Finish Work, and as a consequence of such unforeseen circumstances, Tenant may incur additional expenses and/or may incur time delays in order for the Tenant Finish Work to be accomplished. In such event, Tenant agrees that any additional costs associated with such unforeseen circumstances shall be borne solely by Tenant (except to the extent any remaining portion of the Work Allowance is available to be applied to cover such additional costs associated with unforeseen circumstances), and any such time delays shall be Tenant's sole responsibility.

C. EARLY ENTRY: Landlord will permit Tenant and its agents to enter the Premises prior to the date the Premises are ready for occupancy, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the space. The foregoing license to enter prior to the date the Premises are ready for occupancy is conditioned upon Tenant's workers and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors, or by any other tenant or their contractors. The license is further conditioned upon Worker's Compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificate of such insurance being furnished to Landlord prior to proceeding with the work. If at any time the entry causes disharmony or interference within the Premises or the Building, this license may be withdrawn by the Landlord immediately. Landlord is not liable in any way for any injury, loss or damage which occurs to any of Tenant's contractors, materialmen, or workers or to any of Tenant's decorations or installations so made prior to the date the Premises are ready for occupancy, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand, or action arising from activities of Tenant's contractors, materialmen, or workers.

D. LAW COMPLIANCE: Tenant shall be solely responsible for assuring that the Premises fully comply with all applicable governmental requirements, including (without limitation) applicable fire codes and ordinances and the provisions of The Americans with Disabilities Act of 1990 (ADA) and the Texas Architectural Barriers Act (TABA). In that regard, if the Premises consist of (or part of the Premises consist of) an entire floor of the Building in which Tenant is the sole tenant on such floor, (i) Tenant shall be responsible for ADA and TABA compliance as to all corridors, restrooms and elevator lobby areas on such single tenancy floor(s), and (ii) Tenant will be responsible for installation of any elevator lobby finishes and for any fire-rated corridor which may be required by governmental authorities.

E. Landlord shall have reasonable control of the outside appearance of the Premises. The corridor facade shall be in accordance with Landlord's standards applicable to such areas in the Building.

EXHIBIT "D" TO LEASE AGREEMENT

LEASEHOLD IMPROVEMENTS

A. PLANS AND SPECIFICATIONS; M.E.P. AND FIRE ALARM SYSTEMS ENGINEERS AND CONTRACTORS: Landlord shall construct or cause to be constructed the improvements and additions to the Premises in accordance with the approved final working drawings (the "Plans") utilizing Landlord's building standard materials and equipment, which installations are herein referred to as "Tenant Finish Work". Tenant hereby agrees to use the mechanical, electrical, and plumbing engineer(s) of record for the Project and the fire alarm engineer of record for the Project in connection with the preparation of any Plans for the Tenant Finish Work or any Additional Work; and Tenant agrees to use the mechanical, electrical, and plumbing contractor of record for the Project and the fire alarm contractor of record for the Project in connection with any construction by Landlord of any Tenant Finish Work or Additional Work affecting the Building's mechanical, electrical, or plumbing systems and fire alarm system. Landlord shall designate from time to time (i) the Project's engineer of record and contractor of record for the Project's mechanical, electrical and plumbing systems and (ii) the fire alarm engineer and fire alarm contractor of record for the Project.

B. WORK ALLOWANCE: Tenant shall pay the Actual Cost (as hereinafter defined) of all improvements made pursuant to the Plans in excess of $ N/A (the "Work Allowance"). If, prior to commencement of the Tenant Finish Work, the estimated Actual Cost of the Tenant Finish Work, based on construction bids received by Landlord, exceeds the Work Allowance, Tenant shall pay the excess to Landlord within ten (10) days after receipt of a demand for payment of the excess. Landlord has no obligation to commence the Tenant Finish Work until Landlord receives the excess payment. If the Actual Cost of the Tenant Finish Work exceeds the Work Allowance and all amounts previously paid by Tenant to Landlord prior to the commencement of construction, if any, Landlord may submit interim statements covering any costs incurred by Landlord under this paragraph that are to be paid by Tenant hereunder as additional rent and Tenant shall promptly pay all such excess costs to Landlord. Any failure by Tenant to timely pay any additional rent payable pursuant to this Exhibit "D" is a default under the Lease. The term "Actual Cost" means the cost of all labor and materials and all hard and soft costs incurred by Landlord in performing the Tenant Finish Work, including Tenant's verifiable expenses associated with preparation of the Plans, such cost for preparation of the Plans not to exceed $ N/A . If any change orders are executed during the progress of the Tenant Finish Work at the request of Tenant, an Administrative Fee of ten percent (10%) of the Actual Cost of the work covered by the change order shall be payable by Tenant as additional rent hereunder. If Landlord agrees to perform, at Tenant's request and upon submission by Tenant of necessary plans and specifications, any work ("Additional Work") over and above the Tenant Finish Work, including any Additional Work approved by change order and/or work order, Landlord shall perform the Additional Work, at Tenant's sole expense, notwithstanding any amounts remaining in the Work Allowance. Tenant shall pay Landlord promptly upon being billed for the Actual Cost of any Additional Work. Tenant acknowledges that unforeseen circumstances may be encountered in the process of constructing the Tenant Finish Work, and as a consequence of such unforeseen circumstances, Tenant may incur additional expenses and/or may incur time delays in order for the Tenant Finish Work to be accomplished. In such event, Tenant agrees that any additional costs associated with such unforeseen circumstances shall be borne solely by Tenant (except to the extent any remaining portion of the Work Allowance is available to be applied to cover such additional costs associated with unforeseen circumstances), and any such time delays shall be Tenant's sole responsibility.

C. EARLY ENTRY: Landlord will permit Tenant and its agents to enter the Premises prior to the date the Premises are ready for occupancy, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the space. The foregoing license to enter prior to the date the Premises are ready for occupancy is conditioned upon Tenant's workers and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors, or by any other tenant or their contractors. The license is further conditioned upon Worker's Compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificate of such insurance being furnished to Landlord prior to proceeding with the work. If at any time the entry causes disharmony or interference within the Premises or the Building, this license may be withdrawn by the Landlord immediately. Landlord is not liable in any way for any injury, loss or damage which occurs to any of Tenant's contractors, materialmen, or workers or to any of Tenant's decorations or installations so made prior to the date the Premises are ready for occupancy, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand, or action arising from activities of Tenant's contractors, materialmen, or workers.

D. LAW COMPLIANCE: Tenant shall be solely responsible for assuring that the Premises fully comply with all applicable governmental requirements, including (without limitation) applicable fire codes and ordinances and the provisions of The Americans with Disabilities Act of 1990 (ADA) and the Texas Architectural Barriers Act (TABA). In that regard, if the Premises consist of (or part of the Premises consist of) an entire floor of the Building in which Tenant is the sole tenant on such floor, (i) Tenant shall be responsible for ADA and TABA compliance as to all corridors, restrooms and elevator lobby areas on such single tenancy floor(s), and (ii) Tenant will be responsible for installation of any elevator lobby finishes and for any fire-rated corridor which may be required by governmental authorities.

E. Landlord shall have reasonable control of the outside appearance of the Premises. The corridor facade shall be in accordance with Landlord's standards applicable to such areas in the Building.

EXHIBIT "E" TO LEASE AGREEMENT

BUILDING RULES AND AGREED REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the Premises and for going from or to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable materials shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by them, and Landlord shall not in any case be responsible therefor.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other parts of the Building except of such color, size, and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments will be placed between the glass and the building standard window treatments.

4. Landlord will provide and maintain an alphabetical directory board on the first floor (main lobby) for all tenants of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. No tenant shall place any additional lock or locks on any doors in its leased area without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in each tenant's leased areas shall be furnished by Landlord to each tenant, and the tenants shall not have any duplicate keys made. Upon termination of the lease the tenant shall return all keys to Landlord and shall provide to Landlord a means of opening all safes, cabinets and vaults being left with the Premises.

6. With respect to work being performed by tenants in any leased premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation technicians rendering any service to them to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to, installations, of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky materials, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate. All such movement shall be under the supervision of Landlord and in the manner agreed between the tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by a tenant will include determination by Landlord, and subject to his decision and control, as to the time, method, and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks as to damage to articles moved and injury to persons or public engaged or not engaged in such movements, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for a tenant.

8. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment, which shall, in all cases, to distribute the weight, stand on supporting devices approved by Landlord. All damage done to the Building by taking in or putting out any property or a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

9. Corridor doors, when not in use, shall be kept closed.

10. Each tenant shall cooperate with Landlord's employees in keeping its leased area neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees, or invitees for any loss of property from the leased premises or public areas or for any damages to any property thereon from any cause whatsoever.

11. To ensure orderly operation of the Building, no deliveries of supplies, equipment, furniture or other materials (other than mail and/or package deliveries) shall be made to any leased areas except by persons appointed or approved by Landlord in writing.

12. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

13. Tenant shall not make or permit any improper noises in the Building or otherwise interfere in any way with other tenants or persons having business with them.

14. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No animals shall be brought into or kept in, on or about a tenant's area.

15. No machinery other than standard office equipment shall be operated by any tenant in its lease area without the prior written consent of Landlord, nor shall any tenant use or keep in the Building any inflammable or explosive fluid or substance. No live Christmas trees are allowed in the Building.

16. No portion of any tenant's leased area shall at any time be used or occupied as sleeping or lodging quarters.

17. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be advisable for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

18. Landlord will not be responsible for lost or stolen personal property, money or jewelry from a tenant's leased area or public areas regardless of whether such loss occurs when the area is locked against entry or not.

19. A leased area shall not be occupied by an average of more than one employee per 100 square feet of space in a tenant's leased area without the prior written consent of Landlord.

20. The Building has a "No Smoking" policy in all common areas of the Building. Common areas include all locations of the Building outside tenant suites such as building corridors on all floors, elevator lobbies, stairwells, the garage area, and all restrooms. Landlord reserves the right to restrict smoking to certain specified areas of the Building and common areas.

EXHIBIT "F" TO LEASE AGREEMENT

CONTRACTOR INSURANCE REQUIREMENTS

All contractors, subcontractors, suppliers, service providers, moving companies, and others performing work of any type for Tenant in the Project shall:

- carry the insurance listed below with companies acceptable to Landlord; and
- furnish Certificates of Insurance to Landlord evidencing required coverages at least 10 days prior to entry in the Project and annually thereafter.

Certificates of insurance must provide for 30 days' prior written notice of cancellation, non-renewal or material reduction in coverage to Landlord, c/o CW Dalcan Management Services Ltd., 600 S. Tyler, Suite 640, Amarillo, Texas 79101, Attention: Property Manager.

1. Workers' Compensation: Statutory coverage in compliance with Workers' Compensation laws of the state in which the Project is located.

2. Employers' Liability: With the following minimum limits of liability:

   $100,000 Each Accident
   $500,000 Disease-Policy Limit
   $100,000 Disease-Each Employee

3. Commercial General Liability (1986 ISO form or its equivalent): This Insurance must provide contractual liability and a general aggregate limit on a per location or per project basis. The minimum limits must be $2,000,000 general aggregate and $1,000,000 per occurrence.

4. Automobile Liability: Insurance for claims arising out of ownership, maintenance, or use of owned, non-owned, and hired motor vehicles at, upon or away from the Project with the following minimum limits:

   $1,000,000 Each Accident Single Limit Bodily Injury and Property Damage combined

5. Umbrella: At least Following Form liability insurance, in excess of the Commercial General Liability, Employers' Liability, and automobile Insurance above, with the following minimum limits:

   $3,000,000 Each Occurrence
   $3,000,000 Aggregate - Where Applicable

6. General Requirements: All policies must be:

   - on an occurrence basis and not on a claims-made basis;
   - except for the Workers' Compensation Insurance, endorsed to name as additional insureds Landlord, manager and their respective officers, directors, employees, agents, partners, and assigns; and
   - endorsed to waive any rights of subrogation against Landlord, Manager, and their respective officers, directors, employees, agents, partners, and assigns.

JW

PARKING FACILITIES

At all times during the initial term of this Lease and any renewals or extensions thereof, and conditioned upon the Lease and any renewals or extensions thereof being in full force and effect and there being no event of default under this Lease as defined in Paragraph 25 hereof, Tenant shall be permitted the use of the parking garage associated with the Building for parking vehicles owned by Tenant and its employees, agents and invitees. Tenant shall be assigned to designated parking stalls, and shall not be permitted to use whatever stalls are available, on a first-come-first-served basis, in areas of the parking garage designated by Landlord. Landlord hereby agrees to make available to Tenant during the full term of this Lease, three (3) reserved spaces in the parking garage. Tenant shall have access to such spaces as a part of Tenant's lease, provided no default or event of default occurs under the terms and conditions of this Lease. Landlord reserves the right in its sole discretion to designate parking spaces in any uncovered parking areas and/or the parking garage for the exclusive use of visitors and invitees to the Building, as well as specified tenants of the Building. The location and number of such spaces shall be selected by Landlord in its sole discretion, and Landlord reserves the right to change the location and number of such spaces from time to time.

Tenant's access to such spaces in the parking garage shall be controlled by a card access system. Tenant will be granted one (1) parking card per each parking space allowed. Landlord may make reasonable charges for replacement of parking cards which are lost or damaged. Landlord reserves the right to install or utilize any reasonable system of entry and exit control devices, tenant identification cards, or vehicle identification; and all persons parking in the garage shall comply with such system. During any renewal or extension of the Lease Term, or during any holdover after the termination of this Lease, Landlord reserves the right to charge Tenant the then market rate for parking at the Building, as determined by Landlord.

Any additional parking requirements of Tenant, if Landlord determines in its sole discretion that parking spaces are available in the parking garage, shall be leased by the Tenant on a month to month basis at rates established from time to time by Landlord or its garage operator. At the inception of the Lease Term, the then current monthly charge for each additional reserved parking access card is $40.00, plus applicable taxes, per reserved parking space; however, Landlord reserves the right to modify such monthly parking charge hereafter.

Initialed for Identification: JW

OPTION TO RENEW

Tenant may, at its option, renew the term of this Lease for one (1) additional term of twenty-four (24) months provided that this Lease must be in full force and effect under the original term or any valid renewal thereof, and Tenant shall not be in default in any of its obligations under the Lease at the time of exercise of such option. The renewal shall be upon the same terms and conditions as provided elsewhere in this Lease, except that the original term of this Lease may not be renewed more often than as set forth above and except that the annual Base Rental for such renewal period and each monthly installment thereof, shall be set forth below. The option shall be exercised by Tenant giving notice to Landlord by certified mail, return receipt requested, at least twelve (12) months, but not more than thirteen (13) months, prior to the end of the then-existing term, and, if not so exercised, the option shall automatically expire and terminate.

Base Rental during the renewal period shall be the then fair market rental for such space, but in no event shall the monthly Base Rental payable during the renewal period be less than the Base Rental payable on the last month of the then-existing Term. For purposes of determining fair market rental for the Premises pursuant to this Rider, the Landlord, in its good faith and reasonable judgement shall determine the fair market rental based upon the rate then being asked by Landlord for premises of comparable size on a comparable floor in the Building at the time the renewal period will commence.

The renewal rights of Tenant hereunder shall be personal to Tenant and shall not be assigned or otherwise conveyed in connection with any permitted assignment or subletting of the Lease. Tenant shall have no further right to renew the Lease.

Initialed for Identification: ___

Rider No. 103

RIGHT OF FIRST REFUSAL/EXPANSION OPTION

Provided no event of default exists under any term or provision contained in this Lease and no condition exists which with the passage of time or giving of notice would constitute an event of default pursuant to this Lease, Tenant shall have the right, subject to the terms and conditions set forth below, to lease that certain available space contiguous to the Premises, as identified on the floorplan attached hereto as Exhibit B, (Right of First Refusal Space) before any such space is leased to any third party.

Landlord reserves the right to lease all or any part of the Right of First Refusal Space to any third party for any term or terms Landlord may elect to offer such space; provided however that the Right of First Refusal Space (or any portion thereof) is unencumbered (available for lease) and either (i) a third party expresses interest in leasing such space, or (ii) Tenant notifies Landlord of its desire to expand the size of the premises; then Landlord shall offer the Right of First Refusal Space (or any portion thereof) to Tenant upon the same terms and conditions as provided in the Lease. If Tenant exercises such option on or before December 31, 2003, Landlord shall provide such Right of First Refusal Space on identical terms and conditions, respective of the original premises set forth herein. If Tenant exercises such option from and after January 1, 2004, Landlord shall provide such Right of First Refusal Space on the same terms and conditions, except that the Base Rental and any applicable allowance for Leasehold Improvements shall be at prevailing fair market rental rates, as reasonably determined by Landlord for comparable office space located in the Building. Tenant shall have five (5) business days after an offer is made by Landlord to lease such Right of First Refusal Space to accept such offer. Tenant agrees that within ten (10) days of its acceptance of Landlord's offer to enter in a written agreement with Landlord modifying and supplementing the original lease. If Tenant does not exercise such Right of First Refusal within five (5) business days of written notice by Landlord, such right shall terminate without further action by either party. If Tenant exercises such Option pursuant to this paragraph, Landlord shall make the additional premises available to Tenant, within a time period mutually agreeable to both parties. If Tenant fails to exercise such Expansion Option during the initial Lease Term, such option shall terminate without further action by either party.

Tenant's Right of First Refusal is a one-time right and shall extend throughout the initial Lease Term, or until Landlord offers such Right of First Refusal Space to Tenant, pursuant to the terms above. If Tenant does not exercise such Right of First Refusal during the initial lease term, such right shall terminate without further action by either party. Notwithstanding anything to the contrary herein, Tenant's rights under this Right of First Refusal are and shall be subject and subordinate to any renewal rights, expansion rights, rights of refusal, rights of offer or similar rights or options now held by any existing tenants of the Building.

Initialed for Identification: JW